UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549
FORM 8-K CURRENT REPORT Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
May 12, 2020 Date of report (date of earliest event reported)
Commission File No.	Name of Registrant, State of Incorporation, Address of Principal Executive Offices, and Telephone No.	IRS Employer Identification No.
000-49965	MGE Energy, Inc. (a Wisconsin Corporation) 133 South Blair Street Madison, Wisconsin 53788 (608) 252-7000| mgeenergy.com	39-2040501
000-1125	Madison Gas and Electric Company (a Wisconsin Corporation) 133 South Blair Street Madison, Wisconsin 53788 (608) 252-7000| mge.com	39-0444025

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

MGE Energy, Inc. ☐Madison Gas and Electric Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

MGE Energy, Inc. ☐Madison Gas and Electric Company ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $1 Par Value Per Share	MGEE	The NASDAQ Stock Market

Item 8.01. Other Events.

On May 12, 2020, MGE Energy, Inc. (the Company) released the following information:

Electric sales and revenues

The following tables show electric and gas sale and revenue data by customer classification for our utility subsidiary, Madison Gas and Electric Company (MGE), for the one-month period ended April 30, 2020, compared to the one-month period ended April 30, 2019. April is considered a transition month from the generally cooler months of winter to the generally warmer months of the spring and summer. Consequently, April information is not necessarily representative of what can be expected during the remainder of the second quarter of 2020 or the remainder of 2020, which are expected to be affected by, among other things, governmental restrictions on activity and customer behavior relating to COVID-19, the level of actual economic activity, adjustments for regulatory cost recovery mechanisms, and weather. See Part I, Item 1A. “Risk Factors” in our annual report on Form 10-K for the year ended December 31, 2019 (the “2019 Form 10-K”), as updated by Part II, Item 1A. “Risk Factors” in our quarterly report on Form 10-Q for the quarter ended March 31, 2020 (the “March 31, 2020 Form 10-Q”).

The information provided below is subject to the completion of our quarter-end financial closing procedures, including adjustments for cost recovery mechanisms and revenues subject to refund. In addition, our independent registered public accountants have not reviewed the information and have not conducted any quarter end review procedures, as the quarter has not ended. The electric and gas sales and revenues information is not a comprehensive statement of our financial results for the one-month period ended April 2020, or the one-month period ended April 2019, as it omits revenues from our nonregulated energy operations, transmission investment and “all other” segments and omits operating and other expenses. Consequently, our actual results for the one-month ended April 2020 may differ materially from the information shown for April 2020 due to the completion of the quarter and our quarter end financial closing procedures, including quarter end adjustments.

Electric sales and revenues

The following table compares MGE's electric revenues and electric kWh sales by customer class for each of the periods indicated:

	Revenues			Sales (kWh)
	Month End April 30,			Month End April 30,
(In thousands)	2020	2019	% Change	2020	2019	% Change
Residential	$10,128	$9,425	7.5%	61,245	53,564	14.3%
Commercial	13,113	15,801	(17.0)%	116,003	138,032	(16.0)%
Industrial	794	1,026	(22.6)%	11,987	14,351	(16.5)%
Other-retail/municipal	2,454	2,861	(14.2)%	26,208	30,060	(12.8)%
Total retail	26,489	29,113	(9.0)%	215,443	236,007	(8.7)%
Sales to the market	207	442	(53.2)%	11,493	11,455	0.3%
Other revenues	51	117	(56.4)%	0	0	-%
Total	$26,747	$29,672	(9.9)%	226,936	247,462	(8.3)%

For April 30, 2020 and 2019, MGE over-collected $1.0 million and $0.2 million, respectively. The revenues shown in the table have been reduced by the over-collected amounts. Lower transmission costs attributable to a refund received from American Transmission Company, LLC were the primary driver of the over-collection in April 2020. For cost recovery mechanisms, any over-collection of revenues resulting from the amount of costs authorized to be collected from customers in rates exceeding actual costs is recorded as a reduction of revenue in the period incurred, as the over-collection is expected to be refunded to customers in a subsequent period. The amount recorded and ultimately refunded may be affected by revenues during the remainder of 2020.

Electric sales and revenues from commercial and industrial customers for the one-month period ended April 2020 decreased primarily as a result of governmental restrictions and reduced activity relating to COVID-19, when compared to the same period in 2019. Electric sales and revenues from residential customers increased primarily as a result of Wisconsin's stay at home order, when compared to the same period in 2019.

Gas deliveries and revenues

The following table compares MGE's gas revenues and gas therms delivered by customer class for each of the periods indicated:

	Revenues			Therms Delivered
(In thousands, except HDD and average rate per therm of retail customer)	Month ended April 30,			Month ended April 30,
	2020	2019	% Change	2020	2019	% Change
Residential	$6,231	$6,732	(7.4)%	8,327	7,934	5.0%
Commercial/Industrial	2,933	3,716	(21.1)%	6,915	7,091	(2.5)%
Total retail	9,164	10,448	(12.3)%	15,242	15,025	1.4%
Gas transportation	442	398	11.1%	5,979	5,964	0.3%
Other revenues	2	37	(94.6)%	0	0	-%
Total	$9,608	$10,883	(11.7)%	21,221	20,989	1.1%

Heating degree days (normal 540)				595	535	11.2%
Average rate per therm of retail customer	$0.601	$0.695	(13.5)%

Gas revenues reflect usage, rates and the price of supplied gas. While usage was slightly higher, the price of gas, which is a pass-through on which MGE earns no margin, was lower in April 2020 compared to April 2019, which affected revenues.

Estimated Net Income

We estimate net income for the month of April 2020 to be roughly in line with April 2019, reflecting the negative effects of the governmental restrictions and reduced economic activity associated with COVID-19. These negative effects were partially offset by increased residential sales, an increase in allowance for funds used during construction related to the Two Creeks and Badger Hollow solar farm projects, and differences in the timing of operating and maintenance expense as compared to the prior year. April is a transition month, and not necessarily representative of what can be expected during the remainder of the second quarter of 2020 or the remainder of 2020. Further, the estimate for April 2020 does not reflect adjustments typically made at quarter-end for cost recovery mechanism, which bear upon the recognition of revenues and expenses versus deferral for regulatory accounting purposes, quarter-end adjustments for our incentive compensation arrangements, and other accruals. No assurances can be given that the estimate will be reflective of actual results for the month of April 2020 or the second quarter of 2020, when the quarter-end process is completed.

Forward-Looking Statements

This report contains forward-looking statements that reflect management’s current assumptions and estimates regarding future performance and economic conditions -- especially as they relate to economic conditions, future load growth, revenues, expenses, capital expenditures, financial resources, regulatory matters, and the scope and expense associated with future environmental regulation. These forward-looking statements are made pursuant to the provisions of the Private Securities Litigation Reform Act of 1995. Words such as “believe,” “expect,” “anticipate,” “estimate,” “could,” “should,” “intend,” “will,” “project” and other similar words generally identify forward-looking statements. We caution investors that these forward-looking statements are subject to known and unknown risks and uncertainties that may cause actual results to differ materially from those projected, expressed, or implied.

The factors that could cause actual results to differ materially from the forward-looking statements made by us include the factors described in this report and the following sections of our 2019 Form 10-K: Part I, Item 1A. Risk Factors and Part II, Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations; as those sections are updated by the following sections of our March 31, 2020 Form 10-Q: Part II, Item 1A. Risk Factors and Part I, Item 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations.

You are cautioned not to place undue reliance on these forward-looking statements, which apply only as of the date of this report. We undertake no obligation to update or revise any forward-looking statements to reflect events or circumstances after the date as of which any forward-looking is made, except as required by law.

Item 9.01. Financial Statements and Exhibits.

(a)Financial statements of businesses acquired: None

(b)Pro forma financial information: None

(c)Shell company transactions: None

(d)Exhibits.

Exhibit No.	Description
104	Cover Page Interactive Data File (the cover page XBRL tags are embedded in the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

MGE Energy, Inc. Madison Gas and Electric Company
(Registrants)

Date: May 12, 2020	/s/ Jeffrey C. Newman
Jeffrey C. Newman Executive Vice President, Chief Financial Officer, Secretary and Treasurer